SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 15, 2010

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897

Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Explanatory Note:

This current report on Form 8-K/A amends and restates the current report on Form 8-K filed by Drinks Americas Holdings Ltd. on September 21, 2010.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2010, Drinks Americas Holdings, Ltd. (the “Company”) received notification that the Company’s Certificate of Designation (the “Certificate of Designation”) of Series C Convertible Preferred Stock was accepted by the Secretary of State of Delaware. Pursuant to the Certificate of Designation:

•	650,000 shares of preferred stock were designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

•
Each share of Series C Preferred Stock will be convertible into the number of share of the Common Stock equal to the Stated Value of $1,000 divided by the Conversion Price of $0.00667 (subject to adjustment for stock splits, stock dividends, and similar transactions).

•
The Series C Preferred Stock will vote as a single class with the common stock and the holders of the Series C Preferred Stock will have the number of votes equal to 165 times the number of shares of Series C Preferred Stock.

•
Upon liquidation, the holders of the Series C Preferred Stock will have the right to receive, prior to any distribution with respect to the common stock, but subject to the rights of the holders of the Series A Preferred Stock and Series B Preferred Stock, the Stated Value (plus any other fees or liquidated damages payable thereon).

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series C Preferred Stock (previously filed)

3.2	Certificate of Correction of Certificate of Designation of Series C Preferred Stock

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 27, 2010

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO